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                                                                  EXHIBIT 2.1


                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization (the "Agreement") is entered into as of February 20, 2001 between Calavo Growers of California ("Calavo"), a nonprofit cooperative association that is organized under the California Food and Agricultural Code, and Calavo Growers, Inc. ("New Calavo"), a corporation that is organized under the California General Corporation Law (the "California Corporation Law").

                                    RECITALS

     A. Calavo's Board of Directors has determined that it is in the best interests of Calavo and its shareholders to convert Calavo into a corporation that is organized under and governed by the California Corporation Law. New Calavo is a wholly owned subsidiary of Calavo, and Calavo has approved this Agreement as the sole shareholder of New Calavo.

     B. The Boards of Directors of Calavo and New Calavo have approved this Agreement and intend that this Agreement shall constitute a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1968, as amended. Pursuant to this Agreement, Calavo shall be merged into New Calavo, and New Calavo shall continue as the surviving corporation.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, Calavo and New Calavo hereby agree as follows:

     1. The Merger. At the Effective Time (as defined below), Calavo shall be merged into New Calavo (the "Merger") upon the terms and conditions described in this Agreement and in accordance with the California Corporation Law. The Merger shall become effective on such date and at such time (jointly referred to herein as the "Effective Time") as a short-form agreement of merger substantially in the form of Exhibit A attached hereto and incorporated herein, together with all officers' certificates that are required under the California Corporation Law, are filed by Calavo and New Calavo with the California Secretary of State pursuant to the California Corporation Law as promptly as practicable after the satisfaction or waiver (where permissible) of the closing conditions that are described below in Section 6.

     2. Effect of the Merger. At the Effective Time, the separate existence of Calavo shall terminate, and New Calavo shall continue as the surviving corporation. The Merger shall have the effect prescribed by the California Corporation Law. Without limiting the generality of the preceding sentence, at the Effective Time New Calavo automatically shall succeed to all of the rights and properties of Calavo and shall be subject to all of the debts and liabilities of Calavo in the same manner as if New Calavo had itself incurred them.

     3. Articles of Incorporation and Bylaws of New Calavo. The Articles of Incorporation and Bylaws of New Calavo that are in effect immediately prior to the Effective Time shall remain in effect after the Merger unless and until they are subsequently amended as provided by applicable law.

     4. Officers and Directors. Each officer and director of New Calavo shall continue to hold office after the Merger until his or her successor is duly elected or until his or her earlier death, resignation or removal.

     5. Conversion of Shares. At the Effective Time:

          (a) Each share of the preferred stock and common stock of Calavo that is outstanding immediately prior to the Effective Time automatically shall be converted into one share of the common stock of New Calavo without the necessity for further action on the part of the holder of such share; and

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          (b) Each share of the common stock of New Calavo that is outstanding immediately prior to the Effective Time shall be cancelled without payment of any consideration therefor.

     6. Closing Conditions. The Merger shall occur as promptly as practicable after the satisfaction of each of the following conditions, provided, however, that any of the following conditions may be waived by a writing executed by Calavo and New Calavo if and to the extent that such waiver is permitted by applicable law:

          (a) This Agreement and the transactions contemplated hereby shall have been approved by Calavo's shareholders;

          (b) The Registration Statement on Form S-4 that has been filed with the Securities and Exchange Commission regarding the shares of common stock that New Calavo will issue in the Merger shall have become effective and shall not be subject to any stop order suspending its effectiveness or to any proceeding seeking a stop order;

          (c) All permits, consents and approvals that are required from the California Department of Corporations and other applicable state securities regulatory authorities regarding the offer and sale of New Calavo common stock in the Merger shall have been obtained;

          (d) Calavo shall have obtained all necessary consents to the Merger from its lenders and any other parties whose consents are required under contracts to which Calavo is a party; and

          (e) There shall not be in effect any judgment, regulation, order or injunction of any court or governmental authority that prohibits the Merger.

     7. Further Assurances. Calavo and New Calavo shall take such further actions and execute such further documents as may be necessary or advisable in order to carry out the terms of this Agreement.

     8. Amendment and Termination. This Agreement (including Exhibit A hereto) may be amended by a writing executed by Calavo and New Calavo at any time prior to the Effective Time. However, after the approval of Calavo's shareholders has been obtained, no amendment of this Agreement that changes its principal terms may be made without the further approval of such shareholders. This Agreement may be terminated by action of the Board of Directors of Calavo at any time prior to the Effective Time, whether before or after shareholder approval has been obtained.

     9. Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but both of which shall constitute one and the same instrument.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California without giving effect to the conflict of law principles of such state.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the day and year first above written.

                                          CALAVO GROWERS OF CALIFORNIA

                                          By:       /s/ LECIL E. COLE
                                            ------------------------------------
                                                       Lecil E. Cole
                                             Chairman, Chief Executive Officer
                                                        and President

                                          By:    /s/ EGIDIO CARBONE, JR.
                                            ------------------------------------
                                                    Egidio Carbone, Jr.
                                                Vice President, Finance and
                                                     Corporate Secretary

                                          CALAVO GROWERS, INC.

                                          By:       /s/ LECIL E. COLE
                                            ------------------------------------
                                                       Lecil E. Cole
                                             Chairman, Chief Executive Officer
                                                        and President

                                          By:    /s/ EGIDIO CARBONE, JR.
                                            ------------------------------------
                                                    Egidio Carbone, Jr.
                                                Vice President, Finance and
                                                     Corporate Secretary

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                                   EXHIBIT A

                              AGREEMENT OF MERGER

     This Agreement of Merger (the "Agreement") is entered into as of February 20, 2001 between Calavo Growers of California, a nonprofit cooperative association that is organized under the California Food and Agricultural Code (the "Merging Corporation"), and Calavo Growers, Inc., a corporation that is organized under the California General Corporation Law (the "Surviving Corporation").

     1. The Merging Corporation shall be merged into the Surviving Corporation. The effect of the merger and the effective time of the merger are as prescribed by applicable law.

     2. At the effective time of the merger, (i) each outstanding share of the preferred stock and common stock of the Merging Corporation shall be converted into one share of the common stock of the Surviving Corporation, and (ii) each outstanding share of the stock of the Surviving Corporation shall be cancelled without payment of any consideration therefor.

     3. The Articles of Incorporation and Bylaws of the Surviving Corporation that are in effect immediately prior to the effective time of the merger shall remain in effect after the merger unless and until they are subsequently amended as provided by applicable law.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

                                          CALAVO GROWERS OF CALIFORNIA

                                          By:       /s/ LECIL E. COLE
                                            ------------------------------------
                                                       Lecil E. Cole
                                             Chairman, Chief Executive Officer
                                                        and President

                                          By:    /s/ EGIDIO CARBONE, JR.
                                            ------------------------------------
                                                    Egidio Carbone, Jr.
                                                         Secretary

                                          CALAVO GROWERS, INC.

                                          By:       /s/ LECIL E. COLE
                                            ------------------------------------
                                                       Lecil E. Cole
                                             Chairman, Chief Executive Officer
                                                        and President

                                          By:    /s/ EGIDIO CARBONE, JR.
                                            ------------------------------------
                                                    Egidio Carbone, Jr.
                                                         Secretary

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